Exhibit 16.1

[Grant Thornton LLP - Letterhead]

June 6, 2012

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Great Wolf Resorts, Inc.

File No. 001-35458

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Great Wolf Resorts, Inc. dated June 6, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP